UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
March 11, 2019

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The Board of Directors of Plantronics, Inc. (the “Company”) has established June 28, 2019 as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). This date represents an advance by more than 30 days from the anniversary date of the Company’s 2018 annual meeting of stockholders held on August 2, 2018. As a result, the deadlines for stockholders to submit proposals and nominations of directors as set forth in the Company’s definitive proxy statement for its 2018 annual meeting of stockholders have changed. The Company currently intends that annual meetings following 2019 will be held on a schedule that is substantially consistent with the 2019 Annual Meeting.

Under the Company’s amended and restated bylaws (the “Bylaws”), for stockholder proposals and director nominations to be presented at the 2019 Annual Meeting (other than by means of inclusion of a stockholder proposal in the Company’s proxy materials under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which is described below), the Company must receive notice in accordance with the Bylaws at the Company’s principal executive offices not later than the close of business on March 25, 2019. The notice must include all of the information required by the Bylaws.

Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2019 Annual Meeting pursuant to Rule 14a-8 must be received at the Company’s principal executive offices no later than March 25, 2019 (which the Company believes is a reasonable time before it begins to print and send its proxy materials).

Proposals and notices of proposals should be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices: Corporate Secretary, Plantronics, Inc., 345 Encinal Street, Santa Cruz, California 95060.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 15, 2019	PLANTRONICS, INC.

		By:	/s/ Mary Huser
		Name:	Mary Huser
		Title:	Executive Vice President, Chief Legal and Compliance Officer